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                                                                   EXHIBIT 10.2a

                                                             Option to Employees
                                                                       1998 Plan

                                [FY 2005 Award]

Dear _________________:

      Effective May ____, 2005 you have been granted a Non-qualified Option to purchase up to _________ shares of the common stock, par value $.25 per share, of Centex Corporation (the "Company") for $______ per share (the "Option"). This Option is granted under the Centex Corporation Amended and Restated 1998 Stock Option Plan (as such plan may be amended from time to time, the "Plan"). A copy of the Plan is available to you upon request to the Law Department during the term of this Option. This Option will terminate upon the close of business on May 12, 2012, unless earlier terminated as described herein or in the Plan. This Award will vest at the rate of 8-1/4% per quarter in fiscal year 2006, 8-1/4% per quarter in fiscal year 2007 and 8-1/2% per quarter in fiscal year 2008. The amounts and dates are shown below:

____ shares on 06/30/2005  ____ shares on 06/30/2006  ____ shares on 06/30/2007
____ shares on 09/30/2005  ____ shares on 09/30/2006  ____ shares on 09/30/2007
____ shares on 12/31/2005  ____ shares on 12/31/2006  ____ shares on 12/31/2007
____ shares on 03/31/2006  ____ shares on 03/31/2007  ____ shares on 03/31/2008

      If for any reason you cease to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates
(i) this Option will immediately terminate as to any unvested portion on the date of such cessation and (ii) any portion of this Option vested but not exercised by you on or before such date of cessation may be exercised after such date only as provided in the Plan. However, if you are a Full Time Employee and you retire from all employment with the Company and its Affiliates before this Option has fully vested and at the time of your retirement you are age 55 or older, you have at least 10 Years of Service and the sum of age and Years of Service equals at least 70, then this Option will immediately vest upon termination of employment ("Vested Retirement"). You will have 12 months to exercise this Option following the date of such Vested Retirement.

      The Company may cancel and revoke this Option and/or replace it with a revised option at any time if the Company determines, in its good faith judgment, that this Option was granted to you in error or that this Option contains an error. In the event of such determination by the Company, and written notice thereof to you at your business or home address, all of your rights and all of the Company's obligations as to any unvested portion of this Option shall immediately terminate. If the Company replaces this Option with a revised option, then you will have all of the benefits conferred under the revised option, effective at such time as the new option goes into effect.

      This Option is subject to the Plan, and the Plan will govern where there is any inconsistency between the Plan and this Option. The provisions of the Plan are also provisions of this Option, and all terms, provisions and definitions set forth in the Plan are incorporated in this Option and made a part of this Option for all purposes. Capitalized terms used but not defined in this Option will have the meanings assigned to such terms in the Plan. This Option has been signed in duplicate by Centex Corporation and delivered to you, and (when you sign below) has been accepted by you effective as of May ____, 2005.

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                                                             Option to Employees
                                                                       1998 Plan

ACCEPTED                                       CENTEX CORPORATION
as of May ____, 2005

_________________________________              _________________________________
[Name]                                         [Name]
                                               [Title]